Exhibit 99.1
REALNETWORKS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2019 FINANCIAL RESULTS

SEATTLE — February 5, 2020 -

RealNetworks, Inc. (Nasdaq: RNWK), a leader in digital media software and services, today announced its financial results for the fourth quarter and full year ended December 31, 2019.

•2019 revenue of $172.1 million
•2019 Games revenue up 18% year-over-year driven by success of free-to-play strategy
•Continued traction with SAFRTM with new customers and partners around the world

Management Commentary
“Strategically, I consider 2019 to be a very successful year,” said Rob Glaser, Chairman and CEO of RealNetworks. “We achieved significant traction on two of our key growth initiatives: free-to-play casual mobile games and SAFR. Our free-to-play strategy drove significant topline growth in our Games business. Delicious World is already our highest revenue generating game ever despite having launched globally in mid-2019. SAFR also remains a top growth focus of the Company. We continue to get good initial traction with customers and partners around the world.”
Mr. Glaser added, “Our focus for 2020 will be to continue to drive these key initiatives forward while also running our operations efficiently. While we will make ongoing investments to support our key growth initiatives, we are committed to thoughtfully managing costs along the way as we did during 2019. Our progress in this regard can be seen in our significant improvement in adjusted EBITDA loss in the second half of 2019 as compared to the first half of 2019.”
Full Year 2019 Financial Highlights
•Revenue was $172.1 million (inclusive of $106.3 million from Napster) compared to $69.5 million in 2018.
•Games revenue was $25.5 million, up 18% compared to $21.7 million in 2018.
•Operating expenses increased by $27.4 million, or 37%, from 2018. Napster’s operating expenses were $25.8 million in 2019.
•Net loss attributable to RealNetworks was $(20.0) million, or $(0.53) per diluted share, compared to net loss of $(25.0) million, or $(0.66) per diluted share in 2018. Included in net income attributable to RealNetworks was a gain of $12.3 million in the first quarter of 2019 related to the acquisition of Napster.
•Adjusted EBITDA was a loss of $(20.1) million compared to a loss of $(16.2) million in 2018. A reconciliation of GAAP net income (loss) including noncontrolling interests to adjusted EBITDA, a non-GAAP measure, is provided in the financial tables that accompany this release.
•At December 31, 2019, the Company had $16.8 million in unrestricted cash and cash equivalents compared to $18.1 million at September 30, 2019.
Fourth Quarter 2019 Financial Highlights
•Revenue was $43.4 million (inclusive of $26.1 million from Napster) compared to $45.0 million (inclusive of $27.3 million from Napster) in the prior quarter and $16.6 million in the prior year period.
•Games revenue was $6.6 million, down 8% compared to $7.2 million in the prior quarter and up 17% compared to $5.6 million in the prior year period.

•Gross profit margin was 43%, up from 42% in the prior quarter and down from 77% in the prior year period. Napster’s gross profit margin for the fourth quarter of 2019 was 21%, while RealNetworks’ gross profit margin without Napster was 76%.
•Operating expenses decreased $0.4 million, or 2%, from the prior quarter and increased $6.2 million, or 34%, from the prior year period. Napster’s operating expenses were $7.1 million for the fourth quarter of 2019.
•Net loss attributable to RealNetworks was $(6.4) million, or $(0.17) per diluted share, compared to net loss of $(6.0) million, or $(0.16) per diluted share, in the prior quarter and a net loss of $(6.9) million, or $(0.18) per diluted share, in the prior year period.
•Adjusted EBITDA was a loss of $(2.7) million compared to a loss of $(3.2) million in the prior quarter and a loss of $(4.1) million in the prior year period.
Corporate Developments
•On January 9, 2020, the Company announced the hiring of Mike Ensing as interim Chief Financial Officer following Cary Baker’s resignation to pursue a new opportunity. Mr. Ensing joined RealNetworks as a full-time strategic advisor on January 10, 2020 and will succeed Mr. Baker as interim CFO on February 15, 2020. The Company has retained an executive search firm and has commenced a formal search for a permanent CFO.
•On December 3, 2019, the Company strengthened its Board of Directors with the appointment of two new directors, Tim Wan and Erik Prusch. Mr. Wan has 20 years of financial and business experience, including 15 years with RealNetworks, and is currently the Chief Financial Officer at Asana, Inc., a privately held company that develops and offers a SaaS-based work management platform. Mr. Prusch has over 25 years of executive experience, having successfully led several technology and consumer-facing businesses through periods of innovation and adaptation.
Business Outlook
For the first quarter ending March 31, 2020, RealNetworks expects to achieve the following results including noncontrolling interests:

•Total revenue is expected to be in the range of $40.0 million to $43.0 million.
•Adjusted EBITDA loss is expected to be in the range of $(4.0) million to $(1.0) million.
Conference Call and Webcast Information
The Company will host a conference call today to review its results and discuss its performance at approximately 4:30 p.m. ET / 1:30 p.m. PT. Participants may join the conference call by dialing 1-877-451-6152 (United States) or 1-201-389-0879 (International). A telephonic replay of the call will also be available shortly after the completion of the call, until 11:59 pm ET on Wednesday, February 26, 2020, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13697915.
A live webcast will be available on RealNetworks’ Investor Relations site under the Events & Presentations section at http://investor.realnetworks.com and will be archived online upon completion of the conference call.

About RealNetworks

Building on a legacy of digital media expertise and innovation, RealNetworks has created a new generation of products that employ best-in-class artificial intelligence and machine learning to enhance and secure our daily lives. SAFR (www.safr.com) is the world’s premier facial recognition platform for live video. Leading in real-world performance and accuracy as evidenced in testing by NIST, SAFR enables new applications for security, convenience, and analytics. Kontxt (www.kontxt.com) is the foremost platform for categorizing A2P messages to help mobile carriers build customer loyalty and drive new revenue through text message classification and antispam. For information about our other products, visit www.realnetworks.com.

About Non-GAAP Financial Measures
To supplement RealNetworks' consolidated financial information presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted EBITDA and contribution margin by reportable segment, which management believes provide investors with useful information.
In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income (loss) including noncontrolling interests to adjusted EBITDA and operating income (loss) by reportable segment to contribution margin by reportable segment.
The rationale for management's use of non-GAAP measures is included in the supplementary materials presented with the quarterly earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company's report on Form 8-K, which is being submitted today to the SEC.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to our current expectations regarding future revenue and adjusted EBITDA, our future growth, profitability, and market position, our financial condition and liquidity, our strategic focus and initiatives, agreements with partners, and the growth and future prospects relating to our Napster segment. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements reflect our expectations as of today, and actual results may differ materially from the results predicted. Factors that could cause actual results for RealNetworks, on a consolidated basis, to differ from the results predicted include: our ability to realize operating efficiencies, growth and other benefits from the implementation of our growth initiatives and restructuring efforts; cash usage and conservation, and the pursuit of additional funding sources; successful monetization of our products and services; competitive risks, including the emergence or growth of competing technologies, products and services; potential outcomes and effects of claims and legal proceedings; risks associated with key customer or strategic relationships and business acquisitions; disruptions in the global financial markets, including changes in consumer spending and impacts to credit availability; fluctuations in foreign currencies; and unique risk factors that relate to our Napster segment, such as risks stemming from its streaming music service and related music royalties. More information about potential risk factors that could affect our business and financial results is included in RealNetworks' annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of our financial statements and forward-looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, and revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. RealNetworks assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

For More Information:
Investor Relations for RealNetworks
Kimberly Orlando, Addo Investor Relations
310-829-5400
IR@realnetworks.com
RNWK-F

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,

	2019	2018	2019	2018

	(in thousands, except per share data)

Net revenue	$43,400	$16,557	$172,113	$69,510
Cost of revenue	24,697	3,727	103,127	17,727
Gross profit	18,703	12,830	68,986	51,783

Operating expenses:
Research and development	8,452	7,391	34,848	30,789
Sales and marketing	7,806	5,262	32,778	21,140
General and administrative	7,417	5,180	31,305	20,706
Restructuring and other charges	911	553	2,498	1,873
Lease exit and related benefit	—	—	—	(454)

Total operating expenses	24,586	18,386	101,429	74,054

Operating loss	(5,883)	(5,556)	(32,443)	(22,271)

Other income (expenses):
Interest expense	(207)	—	(636)	—
Interest income	14	74	131	344
Gain (loss) on equity investment, net	—	—	12,338	—
Equity in net loss of Napster	—	(20)	—	(757)
Other income (expenses), net	(431)	92	420	(103)

Total other income (expenses), net	(624)	146	12,253	(516)

Income (loss) before income taxes	(6,507)	(5,410)	(20,190)	(22,787)
Income tax expense	256	1,494	1,068	2,202

Net income (loss) including noncontrolling interests	(6,763)	(6,904)	(21,258)	(24,989)
Net income (loss) attributable to noncontrolling interests	(399)	—	(1,257)	—
Net income (loss) attributable to RealNetworks	$(6,364)	$(6,904)	$(20,001)	$(24,989)

Net income (loss) per share attributable to RealNetworks- Basic:	$(0.17)	$(0.18)	$(0.53)	$(0.66)
Net income (loss) per share attributable to RealNetworks- Diluted:	$(0.17)	$(0.18)	$(0.53)	$(0.66)

Shares used to compute basic net income (loss) per share	38,142	37,680	37,994	37,582
Shares used to compute diluted net income (loss) per share	38,142	37,680	37,994	37,582

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31, 2019	December 31, 2018
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$16,805	$35,561
Short-term investments	—	24
Trade accounts receivable, net	29,507	11,751
Deferred costs, current portion	823	331
Prepaid expenses and other current assets	7,445	5,911
Total current assets	54,580	53,578

Equipment and software	32,167	37,458
Leasehold improvements	3,311	3,292
Total equipment, software, and leasehold improvements	35,478	40,750
Less accumulated depreciation and amortization	32,657	37,996
Net equipment, software, and leasehold improvements	2,821	2,754

Operating lease assets	11,592	—
Restricted cash equivalents	5,374	1,630
Other assets	1,891	3,997
Deferred costs, non-current portion	1,021	528
Deferred tax assets, net	761	851
Other intangible assets, net	19,286	26
Goodwill	62,428	16,955

Total assets	$159,754	$80,319

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$4,927	$3,910
Accrued royalties, fulfillment and other current liabilities	77,303	11,312
Commitment to Napster	—	2,750
Deferred revenue, current portion	6,620	2,125
Notes payable	7,331	—
Total current liabilities	96,181	20,097

Deferred revenue, non-current portion	96	268
Deferred rent	—	986
Deferred tax liabilities, net	1,172	1,168
Long-term lease liabilities	8,466	—
Long-term debt	3,900	—
Other long-term liabilities	11,666	960

Total liabilities	121,481	23,479

Total shareholders' equity	38,775	56,840

Noncontrolling interests	(502)	—

Total equity	38,273	56,840

Total liabilities and equity	$159,754	$80,319

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Twelve Months Ended December 31,
	2019	2018

	(in thousands)

Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$(21,258)	$(24,989)
Adjustments to reconcile net income (loss) including noncontrolling interests to net cash used in operating activities:
Depreciation and amortization	5,834	2,135
Stock-based compensation	2,881	2,508
Equity in net loss of Napster	—	757
Deferred income taxes, net	(6)	1,170
(Gain) loss on equity investment, net	(12,338)	—
Foreign currency (gain) loss	(310)	—
Fair value adjustments to contingent consideration liability	1,000	—
Mark to market adjustment of warrants	—	124
Net change in certain operating assets and liabilities	(1,149)	(926)
Net cash used in operating activities	(25,346)	(19,221)
Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(1,192)	(765)
Proceeds from sales and maturities of short-term investments	24	8,755
Acquisition, net of cash acquired	12,249	(4,192)

Net cash provided by investing activities	11,081	3,798

Cash flows from financing activities:
Proceeds from issuance of common stock (stock options and stock purchase plan)	199	199
Tax payments from shares withheld upon vesting of restricted stock	(309)	(261)
Proceeds from notes payable and revolving credit facility	41,201	—
Repayments of notes payable and revolving credit facility	(41,992)	—
Payment of financing fees	(622)	—
Other financing activities	900	—
Net cash used in financing activities	(623)	(62)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(124)	(920)
Net increase (decrease) in cash, cash equivalents and restricted cash	(15,012)	(16,405)
Cash, cash equivalents and restricted cash, beginning of period	37,191	53,596
Cash, cash equivalents and restricted cash, end of period	$22,179	$37,191

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2019					2018
	YTD	Q4	Q3	Q2	Q1	YTD	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Segment
Consumer Media (A)	$13,170	$4,432	$3,632	$2,620	$2,486	$18,168	$4,068	$4,733	$3,884	$5,483
Mobile Services (B)	27,143	6,312	6,895	6,997	6,939	29,670	6,899	7,348	6,719	8,704
Games (C)	25,489	6,567	7,164	6,048	5,710	21,672	5,590	5,498	5,121	5,463
Napster (D)	106,311	26,089	27,302	28,583	24,337	—	—	—	—	—
Total net revenue	$172,113	$43,400	$44,993	$44,248	$39,472	$69,510	$16,557	$17,579	$15,724	$19,650

Net Revenue by Product
Consumer Media
- Software License (E)	$6,522	$2,856	$1,987	$944	$735	$9,940	$2,049	$2,746	$1,808	$3,337
- Subscription Services (F)	4,148	992	1,028	1,040	1,088	4,895	1,153	1,232	1,225	1,285
- Product Sales (G)	825	193	207	206	219	1,177	257	281	299	340
- Advertising & Other (H)	1,675	391	410	430	444	2,156	609	474	552	521

Mobile Services
- Software License (I)	3,101	657	888	957	599	2,838	514	520	469	1,335
- Subscription Services (J)	24,042	5,655	6,007	6,040	6,340	26,832	6,385	6,828	6,250	7,369

Games
- Subscription Services (K)	12,121	3,007	3,056	3,073	2,985	11,141	3,014	2,745	2,689	2,693
- Product Sales (L)	9,823	2,580	3,078	2,177	1,988	8,647	2,013	2,279	1,953	2,402
- Advertising & Other (M)	3,545	980	1,030	798	737	1,884	563	474	479	368

Napster
- Subscription Services (N)	106,311	26,089	27,302	28,583	24,337	—	—	—	—	—

Total net revenue	$172,113	$43,400	$44,993	$44,248	$39,472	$69,510	$16,557	$17,579	$15,724	$19,650

Net Revenue by Geography
United States	$83,360	$21,053	$22,015	$21,322	$18,970	$35,803	$7,697	$9,026	$7,646	$11,434
Rest of world	88,753	22,347	22,978	22,926	20,502	33,707	8,860	8,553	8,078	8,216
Total net revenue	$172,113	$43,400	$44,993	$44,248	$39,472	$69,510	$16,557	$17,579	$15,724	$19,650

Net Revenue by Segment
(A) The Consumer Media segment primarily includes revenue from the licensing of our portfolio of video codec technologies. Also included is RealPlayer and related products, such as the distribution of third-party software products, advertising on RealPlayer websites, sales of RealPlayer Plus software to consumers, and consumer subscriptions such as RealPlayer Plus and SuperPass.
(B) The Mobile Services segment primarily includes revenue from SaaS services and sales of professional services provided to mobile carriers.
(C) The Games segment primarily includes revenue from sales of mobile and PC games, online games subscription services, player purchases of in-game virtual goods, and advertising on games sites and social network sites.
(D) The Napster segment primarily includes revenue from subscription music offerings from on-demand streaming services and conditional downloads. Napster revenues are included in our consolidated results from the January 18, 2019 acquisition date forward.
Net Revenue by Product
(E) Software licensing revenue within Consumer Media includes revenues from licenses of our video codec technologies.
(F) Subscriptions revenue within Consumer Media includes revenue from subscriptions such as our RealPlayer Plus and SuperPass offerings.
(G) Product sales within Consumer Media includes sales of RealPlayer Plus software to consumers.
(H) Advertising & other revenue within Consumer Media includes distribution of third-party software products and advertising on RealPlayer websites.
(I) Software license revenue within Mobile Services includes revenue from our integrated RealTimes platform and our facial recognition platform, SAFR.
(J) Subscription services revenue within Mobile Services includes revenue from ringback tones and our messaging platform services, as well as from related professional services provided to mobile carriers.
(K) Subscription services revenue within Games includes revenue from online games subscriptions.
(L) Product sales revenue within Games includes revenue from retail and wholesale games-related revenue, sales of mobile games, and player purchases of in-game virtual goods.
(M) Advertising & other revenue within Games includes advertising on games sites and social network sites.
(N) Subscription services revenue within Napster includes music tracks by way of on-demand streaming and conditional downloads offered directly to end consumers and distribution partners.

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations and Reconciliation to non-GAAP Contribution Margin
(Unaudited)

	2019		2018	2019	2018
	Q4	Q3	Q4	YTD	YTD
	(in thousands)
Consumer Media

Net revenue	$4,432	$3,632	$4,068	$13,170	$18,168
Cost of revenue	690	705	882	3,031	3,858
Gross profit	3,742	2,927	3,186	10,139	14,310

Gross margin	84%	81%	78%	77%	79%

Operating expenses	2,498	2,692	3,614	11,186	14,419
Operating income (loss), a GAAP measure	$1,244	$235	$(428)	$(1,047)	$(109)
Depreciation and amortization	34	34	49	178	195

Contribution margin, a non-GAAP measure	$1,278	$269	$(379)	$(869)	$86

Mobile Services

Net revenue	$6,312	$6,895	$6,899	$27,143	$29,670
Cost of revenue	1,866	1,721	2,121	7,500	8,623
Gross profit	4,446	5,174	4,778	19,643	21,047

Gross margin	70%	75%	69%	72%	71%

Operating expenses	7,198	7,143	6,906	29,340	28,066
Operating income (loss), a GAAP measure	$(2,752)	$(1,969)	$(2,128)	$(9,697)	$(7,019)
Acquisitions related intangible asset amortization	—	—	69	—	322
Depreciation and amortization	100	81	116	518	616

Contribution margin, a non-GAAP measure	$(2,652)	$(1,888)	$(1,943)	$(9,179)	$(6,081)

Games

Net revenue	$6,567	$7,164	$5,590	$25,489	$21,672
Cost of revenue	1,716	1,934	1,622	6,975	6,123
Gross profit	4,851	5,230	3,968	18,514	15,549

Gross margin	74%	73%	71%	73%	72%

Operating expenses	4,744	5,151	4,865	20,220	20,324
Operating income (loss), a GAAP measure	$107	$79	$(897)	$(1,706)	$(4,775)
Acquisitions related intangible asset amortization	—	4	23	27	66
Depreciation and amortization	85	89	82	341	484

Contribution margin, a non-GAAP measure	$192	$172	$(792)	$(1,338)	$(4,225)

Napster

Net revenue	$26,089	$27,302	$—	$106,311	$—
Cost of revenue	20,493	21,986	—	85,901	—
Gross profit	5,596	5,316	—	20,410	—

Gross margin	21%	19%	—%	19%	—%

Operating expenses	7,147	6,472	—	25,789	—
Operating income (loss), a GAAP measure	$(1,551)	$(1,156)	$—	$(5,379)	$—
Acquisitions related intangible asset amortization	1,126	1,126	—	4,324	—
Depreciation and amortization	60	72	—	316	—
Restructuring and other charges	544	—	—	544	—

Contribution margin, a non-GAAP measure	$179	$42	$—	$(195)	$—

Corporate

Cost of revenue	$(68)	$(68)	$(898)	$(280)	$(877)
Gross profit	68	68	898	280	877

Gross margin	N/A	N/A	N/A	N/A	N/A

Operating expenses	2,999	3,522	3,001	14,894	11,245
Operating income (loss), a GAAP measure	$(2,931)	$(3,454)	$(2,103)	$(14,614)	$(10,368)
Other income (expense), net	(431)	541	92	420	(103)
Foreign currency (gain) loss	494	(489)	(26)	(310)	72
Depreciation and amortization	32	32	58	130	452
Fair value adjustments to contingent consideration liability	300	400	—	1,000	—
Restructuring and other charges	367	691	553	1,954	1,873
Stock-based compensation	461	503	395	2,881	2,508
Lease exit and related benefit	—	—	—	—	(454)

Contribution margin, a non-GAAP measure (1)	$(1,708)	$(1,776)	$(1,031)	$(8,539)	$(6,020)
(1)2018 Corporate contribution margin was revised to exclude the impact of realized and unrealized foreign currency (gain) loss incurred in each respective period. Foreign currency (gain) loss is reported in Other income (expense), net, in our consolidated statement of operations.

RealNetworks, Inc. and Subsidiaries
Reconciliation of Net income (loss) including noncontrolling interests to adjusted EBITDA, a non-GAAP measure
(Unaudited)

	2019		2018	2019	2018
	Q4	Q3	Q4	YTD	YTD
		(in thousands)

Reconciliation of GAAP Net income (loss) including noncontrolling interests to adjusted EBITDA:

Net income (loss) including noncontrolling interests	$(6,763)	$(6,254)	$(6,904)	$(21,258)	$(24,989)
Income tax expense (benefit)	256	310	1,494	1,068	2,202
Interest expense	207	220	—	636	—
Interest income	(14)	—	(74)	(131)	(344)
(Gain) loss on equity investment, net	—	—	—	(12,338)	—
Foreign currency (gain) loss	494	(489)	(26)	(310)	72
Equity in net loss of Napster	—	—	20	—	757
Acquisitions related intangible asset amortization	1,126	1,130	92	4,351	388
Depreciation and amortization	311	308	305	1,483	1,747
Fair value adjustments to contingent consideration liability	300	400	—	1,000	—
Restructuring and other charges	911	691	553	2,498	1,873
Stock-based compensation	461	503	395	2,881	2,508
Lease exit and related benefit	—	—	—	—	(454)
Adjusted EBITDA, a non-GAAP measure (1)	$(2,711)	$(3,181)	$(4,145)	$(20,120)	$(16,240)
(1)2018 adjusted EBITDA was revised to exclude the impact of realized and unrealized foreign currency (gain) loss incurred in each respective period. Foreign currency (gain) loss is reported in Other income (expense), net, in our consolidated statement of operations.